Exhibit 10.12

Translation

RMB Capital Loan Contract

THIS CONTRACT (“Contract”) is made by the Parties listed hereunder:

Borrower: Laifeng Anpulo (Group) Food Development Co., Ltd., (hereinafter referred to as “Party A”)

Legal Representative: Wenping Luo

Lender: Laifeng Small and Medium-sized Enterprise Credit Guarantee Corporation (hereinafter referred to as “Party B”)

Legal Representative: Bing Yang

WHEREAS:

Party A intends to borrow the loan from Party B and Party B agrees to lend the loan to Party A. Upon equal negotiations and mutual agreement and pursuant to the relevant laws and rules, both parties enter into this Contract in relation to the provision of relevant loan by Party B to Party A.

Article 1 Amount of Loan

The amount of loan by Party B to Party A shall be RMB 1,200,000.00 (SAY RMB ONE MILLION TWO HUNDRED THOUSAND ONLY)

Article 2 Purpose of Loan

The loan shall be used for normal production and operation of Party A.

Article 3 Term of the Loan

The term of the loan hereunder shall be from March 14, 2013 to March 13, 2014.

Article 4 Interest Rate and Bank Charge

Party A shall pay a fixed interest rate at 8.1‰ per month and the bank charge in a lump sum while borrowing the loan.

Article 5 Alteration and Termination

5.1 After this contract becomes effective, neither alteration nor termination shall be made by any Party hereto without the other Party's prior written consent.

5.2 Party A shall not assign this Contract or any of its rights and obligations hereunder to any third party.

5.3 In the event of any merger, division, management contracts, shareholding system reform or other changes to either party hereto, the changed party shall succeed the rights and obligations of this Contract.

Article 6

Within the term of this Contract, Party A undertakes to obtain a 10 days’ prior written consent of Party B, before it carries out any changes to i management, such as contracts, leasing, merger, acquisition, joint ventures, division, alliances, and shareholding system reform.

Article 7 Rights and Obligations

7.1 Party B undertakes to advance the loan to Party A in accordance with this Contract.

7.2 Party A shall fully repay the loan as required in this Contract.

7.3 The loan hereunder shall be used for the purposes as stipulated in this Contract. Without written consent of Party B, Party A shall not use the loan for any purpose other than those listed in this Contract

7.4 Party A undertakes to provide plan, statistics, financial and accounting reports and other documents as requested by and to Party B.

7.5 Party B may supervise the use of the proceeds of the loan.

7.6 Party B may supervise the financial and operation status of Party A.

7.7 Party A shall repay the loan and handle the formalities as required by Party B within 5 days before the deadline of this Contract. In the event that Party A fails to repay the loan as required, Party B shall be entitled to dispose the collateral in accordance with the legal procedure. In the event that the proceeds from the collateral is insufficient to repay all the loan owned by Party A, Party B shall have recourse to the outstanding debt

Article 8 Responsibility of Default

8.1 In the event that Party A is solvent but transfers assets to evade repayment of the loan, Party B will collect the loan in accordance with the legal procedure.

8.2 Within the term of this Contract, Party B may require Party A to early repay the loan or dispose the collateral and is entitle to deduct the relevant amount from Party A’s account under any conditions below:

8.1.1 Party A does not use the loan for the purpose as stipulated in this Contract and refuses to correct within the specified period as required by Party A.

8.1.2 The plan, statistics, financial and accounting reports and other documents provided by Party A is false.

8.1.3 Party A is or may be involved in any material litigation, arbitration, or other legal disputes.

8.1.4 Any behavior conducted by Party A which may affects its ability to perform its obligations hereunder or which indicates Party A’s insincerity in repaying the loan.

Article 9 Dispute Resolution

Any dispute arising from the performance of this Contract can be resolved through the consultation between both parties or it can be resolved through litigation of court situated where this Contract is signed. During the consultation or litigation, the Parties shall continue to perform the part of this Contract which is not under dispute.

Article 10

In the event that Party A fails to repay the loan on time, it shall bear the expenses incurred by Party B for realization of its claim hereunder, including without limitation court costs and attorney fee.

Article 12

Any matters not mentioned herein shall be subjected to the relevant national laws, rules and financial regulations.

Article 12

This Contract will come into force upon signature and seal by both parties and will expire until the loan hereunder is paid off in full.

Article 13

This Contract is made in quintuplicate and each party holds one copy.

Party A (Official seal): Laifeng Anpulo (Group) Food Development Co., Ltd. (seal)	Party B (Official seal): Laifeng Small and Medium-sized Enterprise Credit Guarantee Corporation (seal)
Legal representative or authorized representative (signature)	Legal representative or authorized representative: (signature)
March 14, 2013	March 14, 2013